Exhibit 10.28
ASSIGNMENT AND CONTRIBUTION AGREEMENT
     THIS ASSIGNMENT AND CONTRIBUTION AGREEMENT is made this 20th day of September, 2006 by and among each of the undersigned parties.
RECITALS:
     A. Neighborhood Holdings, LLC (“Holdings”) owns 100% of the membership interests (the “Interests”) in Wildewood Residential, LLC (“Wildewood”).
     B. Holdings intends to contribute the Interests to its wholly-owned subsidiary, Stanley-Martin Communities, LLC, and Stanley-Martin Communities, LLC intends to contribute the interests to its wholly-owned subsidiary, Neighborhoods Capital, LLC (“Capital”), the result of which is that Capital will become the sole member of Wildewood.
AGREEMENT:
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Assignment and Contribution of Interests from Holdings to Stanley-Martin Communities. Effective simultaneously herewith, Holdings hereby transfers, assigns and contributes the Interests to its wholly-owned subsidiary, Stanley-Martin Communities, LLC, as a contribution to the capital of Stanley-Martin Communities, LLC.
     2. Assignment of Contribution of Interests from Stanley-Martin Communities to Capital. Effective simultaneously with the assignment and contribution of the interests described in Section 1 above, Stanley-Martin Communities, LLC hereby transfers, assigns and contributes the Interests to Capital, as a contribution to the capital of Capital. Effective simultaneously herewith, Capital will become the sole member of Wildewood and the Operating Agreement of Wildewood is hereby amended to reflect such ownership. Wildewood shall reflect Capital as its sole member on its books.
     3. Miscellaneous.
          (a) Subsequent Documents. Each of the parties hereto agrees to execute such further instruments and assurances or provide such other documents as may be reasonably necessary to effectuate the purposes of this Agreement.
          (b) Entire Agreement. This Agreement represents the entire agreement by and among the parties hereto concerning the matters described herein. This Agreement revokes and supercedes all prior agreements by and among the parties hereto with respect to the matters which are the subjects hereof.
          (c) Benefit and Burden. All terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

          (d) Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart shall be an original, but altogether shall constitute one and the same instrument.
          (e) Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given if in writing and transmitted by personal delivery, by nationally recognized overnight carrier or by registered or certified mail, return receipt requested and first-class postage prepaid as follows:

To Holdings:	11111 Sunset Hills Road
Suite 200
Reston,VA 20190
Attn: Martin K. Alloy

To Stanley-Martin Communities:
11111 Sunset Hills Road
Suite 200
Reston,VA 20190
Attn: Martin K. Alloy

To Capital:	11111 Sunset Hills Road
Suite 200
Reston,VA 20190
Attn: Martin K. Alloy
          (f) Cost and Expenses. The parties hereto shall each bear their own costs and expenses (including consultants, attorneys and accountants) incurred in connection with the transactions and agreements as provided in this Agreement.
          (g) Time is of the Essence. Time is of the essence in connection with performance of all obligations specified herein.
          (h) Severability; Invalidity. The severability, invalidity or unenforceability of any provision herein shall not impair the validity or enforceability of the obligations of any party hereunder.
          (i) Survival. The terms and conditions of this Agreement shall survive and shall not be merged into the documents executed by the parties in connection with the closing of the transactions contemplated hereunder.
          (j) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the parties hereto have each executed this Agreement effective as of the date hereinabove first written.

NEIGHBORHOOD HOLDINGS, LLC
By:	/s/ Martin K. Alloy, Chairman
Martin K. Alloy, Chairman

STANLEY-MARTIN COMMUNITIES, LLC
By:	/s/ Martin K. Alloy, Chairman
Martin K. Alloy, Chairman

NEIGHBORHOODS CAPITAL, LLC
By:	/s/ Martin K. Alloy, Chairman
Martin K. Alloy, Chairman